UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SCHWAB CAPITAL TRUST

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Schwab Outbound Call

“Hello is Mr. /Ms.                     available please?”

“Hi Mr. /Ms.                    , my name is < Schwab representative > and I am calling on behalf of the Schwab < Fund Name >.

The purpose of my call today is to let you know that you are one of the largest shareholders who has not yet voted on an important proposal related to your fund. Given the size of your investment, ensuring that your voice is heard is absolutely critical to us, which is why we’ve attempted to contact you on several occasions.

As discussed in the proxy statement that previously was sent to you, shareholders are being asked to approve an Amended and Restated Investment Advisory and Administration Agreement that would impact the fees and expenses paid by your fund. If approved, the ultimate effect of the proposal would be to decrease the total operating expense to be paid from Fund assets, as explained in the proxy statement.

The Fund’s Board of Trustees has approved the proposal related to your fund and recommends that shareholders of the fund vote “FOR” the proposal.

While the response of a majority of shareholders who have voted to date has been positive, we need your vote to help ensure that all of the largest investors are represented.”

If reach client live on phone:

“I would be more than happy to answer any questions that you may have about the proposals.”

[Answer questions as needed using proxy statement]

“To place your vote quickly and easily, may I please transfer you to a proxy voting specialist who can assist in recording your vote over the phone?”     (SEE INSTRUCTIONS BELOW)

If leaving message:

“If you have questions or are ready to place your vote, please call the proxy solicitor at 1-855-835-8315 Monday through Friday, 9:00 am to 10 pm Eastern Time and a proxy voting specialist will happily answer any questions you may have and assist in placing your vote over the phone.

I can also be reached at the Schwab offices in Denver, CO / San Francisco, CA at XYX-ABC-DEFG”

FUND TRANSFERS TO BROADRIDGE:

After confirming that shareholder either wants to vote by telephone or has questions related to the proxy materials:

*	Schwab representative transfers shareholder to Broadridge by dialing assigned campaign toll free number: 1-855-835-8315

*	Broadridge agent greets Schwab representative with campaign inbound greeting.

*	Schwab representative introduces himself/herself to Broadridge representative.

*	Schwab representative states the shareholder name and address and provides a brief recap of the nature of the call as well as information that will allow the Broadridge representative to access the account (if such information is available at that time).

*	Schwab representative connects the caller to the Broadridge representative and by doing so, exits the call.

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